Supplemental Financial Information Fourth Quarter 2022 investors.ironmountain.com

Table of Contents Section I - Q4 Earnings Press Release 3 Q4 2022 Earnings Press Release Section II - Financial Highlights and Organic Growth Financial and Operating Highlights 6 Organic Revenue Growth 7 Section III - Operational Metrics Global Storage Volume 8 Quarterly Operating Performance 9 Full Year Operating Performance 10 Section IV - Balance Sheets, Statements of Operations and Reconciliations Consolidated Balance Sheets 11 Quarterly Consolidated Statements of Operations 12 Full Year Consolidated Statements of Operations 13 Quarterly and Full Year Reconciliation of Net Income (Loss) to Adjusted EBITDA 14 Quarterly and Full Year Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share 15 Quarterly Reconciliation of Net Income (Loss) to FFO and AFFO 16 Full Year Reconciliation of Net Income (Loss) to FFO and AFFO 18 Section V - Storage and Service Reconciliation Quarterly Storage Rental and Service Business Detail 20 Full Year Storage and Service Business Detail 21 Section VI - Real Estate Metrics Global Real Estate Portfolio and Lease Obligations 22 Facility Lease Expirations 22 Section VII - Data Center Customer and Portfolio Metrics Data Center Customer Lease Expiration and Leasing Activity Summary 23 Data Center Operating Portfolio and Total Potential Capacity 24 Data Center Expansion and Development Activity 25 Section VIII - Capitalization and Debt Maturity Profile Capitalization 26 Total Borrowings Maturity Schedule 26 Debt Maturity Profile 26 Section IX - Capital Expenditures Quarterly and Full Year Capital Expenditures and Investments 27 Section X - Appendix and Definitions Appendix and Definitions 28 All figures except per share, megawatts (MW), kilowatts (kW), and facility counts in 000s unless noted All figures in reported dollars unless noted Figures may not foot due to rounding All figures for the quarter ended December 31, 2022 unless noted Unaudited investors.ironmountain.com Q4 2022 Supplemental Financial Information 2

IRON MOUNTAIN
Section I - Q4 Earnings Press Release

Iron Mountain Reports Fourth Quarter and Full Year 2022 Results

-- Issues Strong 2023 Guidance for Revenue, Adjusted EBITDA and AFFO --

PORTSMOUTH, N.H. – February 23, 2023 – Iron Mountain Incorporated (NYSE: IRM), a global leader in innovative storage, data center infrastructure, asset lifecycle management and information management services, announces outstanding financial and operating results for fourth quarter and full year 2022. The conference call / webcast details, earnings call presentation and supplemental financial information, which includes definitions of certain capitalized terms used in this release, are available on Iron Mountain's Investor Relations website. Reconciliations of non-GAAP measures to the appropriate GAAP measures are included herein.

"Our record performance reflects the continued strength and resilience of our business model, and we are pleased to report a set of very strong results for the fourth quarter and full year, including all-time record Adjusted EBITDA and continued strength in AFFO," said William L. Meaney, President and CEO of Iron Mountain. "As a result of our team's efforts and our expanded products and solutions, we achieved revenue growth of 14% for the fourth quarter and growth in Adjusted EBITDA of 13% on a constant currency basis, or 10% and 10%, respectively, on a reported basis. On a full year basis, we achieved 17% revenue growth on a constant currency basis, and 14% on a reported basis, with Adjusted EBITDA growth for the full year of 15% on a constant currency basis and 12% on a reported basis. Looking ahead to 2023, we are energized by our growth plans and we are confident in our extraordinary team's ability to continue our mission of delivering value for our customers."

Financial Performance Highlights for the Fourth Quarter and Full Year 2022

($ in millions, except per share data)

	Three Months Ended		Y/Y % Change		Full Year		Y/Y % Change	
	12/31/22	12/31/21	Reported $	Constant Fx	12/31/22	12/31/21	Reported $	Constant Fx
Storage Rental Revenue	$770	$725	6%	10%	$3,034	$2,870	6%	9%
Service Revenue	$510	$434	17%	22%	$2,070	$1,621	28%	32%
Total Revenue	**$1,279**	**$1,160**	**10%**	**14%**	**$5,104**	**$4,492**	**14%**	**17%**
Net Income	$126	$61	104%		$562	$453	24%	
Reported EPS	$0.42	$0.21	100%		$1.90	$1.55	23%	
Adjusted EPS	$0.43	$0.43	—%		$1.79	$1.51	19%	
Adjusted EBITDA	$472	$431	10%	13%	$1,827	$1,635	12%	15%
Adjusted EBITDA Margin	*36.9%*	*37.1%*	*(20) bps*		*35.8%*	*36.4%*	*(60) bps*	
AFFO	$287	$267	7%		$1,110	$1,012	10%	
AFFO per share	$0.98	$0.92	7%		$3.80	$3.48	9%	

- Total reported revenues for the fourth quarter were $1.3 billion, compared with $1.2 billion in the fourth quarter of 2021, an increase of 10.3%. Excluding the impact of foreign currency exchange (Fx), total reported revenues increased 14.2% compared to the prior year, driven by a 21.7% increase in service revenue, while storage rental revenue increased 9.7%. Total service revenue growth was driven by the inclusion of ITRenew; on an organic basis, service revenue grew 11.8%. For the full year, total reported revenues increased 13.6%, or 17.0% excluding the impact of Fx.
- Net Income for the fourth quarter was $125.7 million compared with $61.5 million in the fourth quarter of 2021. For the full year, Net Income was $562.1 million, compared with $452.7 million in 2021.
- Adjusted EBITDA for the fourth quarter was $471.9 million, compared with $430.7 million in the fourth quarter of 2021, an increase of 9.6%. On a constant currency basis, Adjusted EBITDA increased by 13.2% in the fourth quarter, driven by the strong increase in Service revenue and productivity benefits. For the full year, Adjusted EBITDA was $1.8 billion, compared with $1.6 billion in 2021, an increase of 11.8%. On a constant currency basis, full year Adjusted EBITDA increased 15.1%.
- FFO (Normalized) per share was $0.74 for the fourth quarter, compared with $0.74 in the fourth quarter of 2021. For the full year, FFO (Normalized) per share was $2.93, compared with $2.76 in 2021, or an increase of 6.4%.

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IRON MOUNTAIN
Section I - Q4 Earnings Press Release

- AFFO was $286.8 million for the fourth quarter, compared with $267.0 million in the fourth quarter of 2021, an increase of 7.4%, driven by improved Adjusted EBITDA, partially offset by increases in interest expense and cash taxes. For the full year, AFFO was $1.1 billion, compared with $1.0 billion in 2021, or an increase of 9.7%.
- AFFO per share was $0.98 for the fourth quarter, compared with $0.92 in the fourth quarter of 2021, an increase of 7.0%, driven by improved Adjusted EBITDA, partially offset by increases in interest expense and cash taxes. For the full year, AFFO per share was $3.80, compared with $3.48 in 2021, or an increase of 9.1%.

Dividend

On February 23, 2023, Iron Mountain's Board of Directors declared a quarterly cash dividend of $0.6185 per share for the first quarter. The first quarter 2023 dividend is payable on April 5, 2023, for shareholders of record on March 15, 2023.

Guidance

Iron Mountain issued full year 2023 guidance; details are summarized in the table below.

2023 Guidance(1)		
($ in millions, except per share data)		
	2023 Guidance	Y/Y % Change at Midpoint
Total Revenue	$5,500 - $5,600	~9%
Adjusted EBITDA	$1,940 - $1,975	~7%
AFFO	$1,150 - $1,175	~5%
AFFO Per Share	$3.91 - $4.00	~4%

(1) Iron Mountain does not provide a reconciliation of non-GAAP measures that it discusses as part of its annual guidance or long term outlook because certain significant information required for such reconciliation is not available without unreasonable efforts or at all, including, most notably, the impact of exchange rates on Iron Mountain's transactions, loss or gain related to the disposition of real estate and other income or expense. Without this information, Iron Mountain does not believe that a reconciliation would be meaningful.

About Iron Mountain

Iron Mountain Incorporated (NYSE: IRM) is a global leader in innovative storage, data center infrastructure, asset lifecycle management and information management services. Founded in 1951 and trusted by more than 225,000 customers worldwide, Iron Mountain helps customers CLIMB HIGHER™ to transform their businesses. Through a range of offerings including digital transformation, data centers, secure records storage, information management, asset lifecycle management, secure destruction, and art storage and logistics, Iron Mountain helps businesses bring light to their dark data, enabling customers to unlock value and intelligence from their stored digital and physical assets at speed and with security, while helping them meet their environmental goals.

To learn more about Iron Mountain, please visit: www.IronMountain.com and follow @IronMountain on Twitter and LinkedIn.

investors.ironmountain.com Q4 2022 Supplemental Financial Information 4

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: We have made statements in this press release that constitute "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements concern our current expectations regarding our future results from operations, economic performance, financial condition, goals, strategies, investment objectives, plans and achievements. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors, and you should not rely upon them except as statements of our present intentions and of our present expectations, which may or may not occur. When we use words such as "believes", "expects", "anticipates", "estimates", "plans", "intends", “pursue”, “will” or similar expressions, we are making forward-looking statements. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) our ability or inability to execute our strategic growth plan, including our ability to invest according to plan, grow our businesses (including through joint ventures), incorporate alternative technologies into our offerings, achieve satisfactory returns on new product offerings, continue our revenue management, expand and manage our global operations, complete acquisitions on satisfactory terms, integrate acquired companies efficiently and transition to more sustainable sources of energy; (ii) changes in customer preferences and demand for our storage and information management services, including as a result of the shift from paper and tape storage to alternative technologies that require less physical space, (iii) the impact of our distribution requirements on our ability to execute our business plan; (iv) the costs of complying with, and our ability to comply with, laws, regulations and customer requirements, including those relating to data privacy and cybersecurity issues, as well as fire and safety and environmental standards; (v) the impact of attacks on our internal information technology (“IT”) systems, including the impact of such incidents on our reputation and ability to compete and any litigation or disputes that may arise in connection with such incidents; (vi) our ability to fund capital expenditures; (vii) our ability to remain qualified for taxation as a real estate investment trust for United States federal income tax purposes ("REIT"); (viii) changes in the political and economic environments in the countries in which we operate and changes in the global political climate; (ix) our ability to raise debt or equity capital and changes in the cost of our debt; (x) our ability to comply with our existing debt obligations and restrictions in our debt instruments; (xi) the impact of service interruptions or equipment damage and the cost of power on our data center operations; (xii) the cost or potential liabilities associated with real estate necessary for our business; (xiii) unexpected events, including those resulting from climate change or geopolitical events, could disrupt our operations and adversely affect our reputation and results of operations; (xiv) failures to implement and manage new IT systems; (xv) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xvi) the other risks described in our periodic reports filed with the SEC, including under the caption “Risk Factors” in Part I, Item 1A of our Annual Report. Except as required by law, we undertake no obligation to update any forward-looking statements appearing in this release. Reconciliation of Non-GAAP Measures Throughout this release, Iron Mountain discusses (1) Adjusted EBITDA, (2) Adjusted EPS, (3) FFO (Nareit), (4) FFO (Normalized), and (5) AFFO. These measures do not conform to accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures are supplemental metrics designed to enhance our disclosure and to provide additional information that we believe to be important for investors to consider in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) attributable to Iron Mountain Incorporated or cash flows from operating activities (as determined in accordance with GAAP). The reconciliation of these measures to the appropriate GAAP measure, as required by Regulation G under the Securities Exchange Act of 1934, as amended, and their definitions are included later in this release. Investor Relations Contacts: Gillian Tiltman Sarah Barry SVP, Head of Investor Relations Senior Manager, Investor Relations Gillian.Tiltman@ironmountain.com Sarah.Barry@ironmountain.com (617) 286-4881 (617) 237-6597 Section I - Q3 Earnings Press Release investors.ironmountain.com Q4 2022 Supplemental Financial Information 5

Facts and Figures $5.1 Billion Annual Revenue 225,000+ Customer Accounts ~26,000 Employees ~1,400 Facilities Worldwide 89 million+ Pieces of Media ~730 million Cubic Feet of Global Storage Volume Financial Highlights Q4 2022 Q3 2022 Q2 2022 Q1 2022 Q4 2021 Storage Rental Revenue $769,457 $760,370 $753,126 $751,070 $725,177 Service Revenue $509,592 $526,575 $536,408 $496,976 $434,410 Total Revenues $1,279,049 $1,286,945 $1,289,534 $1,248,046 $1,159,587 Adjusted EBITDA $471,923 $469,434 $454,706 $430,994 $430,734 Adjusted EBITDA Margin 36.9% 36.5% 35.3% 34.5% 37.1 % Net Income (Loss) Attributable to Iron Mountain Incorporated $122,437 $192,164 $200,081 $42,299 $61,648 Reported EPS - Fully Diluted $0.42 $0.66 $0.68 $0.14 $0.21 Adjusted EPS $0.43 $0.48 $0.46 $0.38 $0.43 FFO (Normalized) $216,182 $223,315 $216,240 $193,103 $216,757 FFO (Normalized) per Share $0.74 $0.76 $0.74 $0.66 $0.74 AFFO $286,791 $287,971 $270,934 $264,234 $267,032 AFFO per Share $0.98 $0.98 $0.93 $0.91 $0.92 Dividend per Share $0.62 $0.62 $0.62 $0.62 $0.62 TTM AFFO Payout Ratio 65.2% 66.3% 67.8% 69.3% 71.2 % Weighted Average Common Shares Outstanding - Diluted 292,892 292,552 292,487 291,846 291,811 Net Lease-Adjusted Leverage Ratio 5.1x 5.2x 5.3x 5.4x 5.3x Operating Highlights Q4 2022 Q3 2022 Q2 2022 Q1 2022 Q4 2021 Organic Storage Rental Revenue Growth 11.0% 9.7% 8.2% 6.8% 3.6 % Organic Service Revenue Growth 11.8% 21.8% 21.1% 16.1% 17.6 % Total Volume - Storage 729,284 732,211 730,002 727,653 726,246 Storage Facility Capacity Utilization 79.3% 79.8% 81.3% 80.9% 80.9 % Records Management Retention Rate 93.3% 93.4% 93.8% 93.8% 94.1 % Storage Revenue / Sq. Ft. $8.34 $8.35 $8.27 $8.21 $7.86 Storage NOI / Sq. Ft. $6.84 $6.70 $6.64 $6.60 $6.45 Data Center: Leasable Megawatts 191.6 190.6 179.8 176.8 176.4 Leased % - Stabilized 92.6% 93.0% 91.8% 91.6% 91.2 % Leased % - Total 91.6% 92.0% 90.6% 90.7% 89.3 % Kilowatts Leased - New/Expansion 13,657 6,901 83,046 35,048 27,199 Churn 0.2% 0.6% 0.6% 2.0% 0.8 % Number of Facilities 21 20 20 20 19 Number of Markets 19 18 18 18 16 Section II - Financial Highlights and Organic Growth investors.ironmountain.com Q4 2022 Supplemental Financial Information 6

Organic Revenue Growth (1) Q4 2022 Q3 2022 Full Year 2022 Reported Constant Currency Organic Revenue Reported Constant Currency Organic Revenue Reported Constant Currency Organic Revenue Storage Rental 6.1% 9.7% 11.0% 5.8% 9.8% 9.7% 5.7% 8.8% 8.9% Service 17.3% 21.7% 11.8% 28.0% 32.8% 21.8% 27.6% 31.7% 17.6% Total Revenues 10.3% 14.2% 11.3% 13.9% 18.2% 14.1% 13.6% 17.0% 12.1% Total Organic Revenue Growth (0.6)% 9.7% 7.4% 8.5% 10.0% 12.8% 14.1% 11.3% Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 (8.0)% (4.0)% 0.0% 4.0% 8.0% 12.0% 16.0% Organic Storage Rental Revenue Growth 1.7% 2.5% 2.3% 3.6% 6.8% 8.2% 9.7% 11.0% Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% Organic Service Revenue Growth (4.8)% 25.5% 17.7% 17.6% 16.1% 21.1% 21.8% 11.8% Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 (40.0)% (30.0)% (20.0)% (10.0)% 0.0% 10.0% 20.0% 30.0% (1) Constant Currency and excluding impact from business acquisitions and divestitures. Section II - Financial Highlights and Organic Growth investors.ironmountain.com Q4 2022 Supplemental Financial Information 7

Global Storage Volume Global RIM Corporate and Other Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 500,000 550,000 600,000 650,000 700,000 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Global RIM 703,596 705,770 705,527 707,608 711,549 722,582 721,945 723,331 725,665 727,496 724,480 Corporate and Other 3,529 3,478 3,707 3,734 4,223 4,250 4,301 4,322 4,336 4,715 4,804 Total Volume - Storage 707,125 709,248 709,234 711,342 715,772 726,831 726,246 727,653 730,002 732,211 729,284 Business acquisitions during the quarter (1) 1,980 272 — — 5,020 10,743 — — — 143 — (1) Volume acquired through acquisition in the quarter, net of deconsolidation; this is included in Total Storage Volume. Section III - Operational Metrics investors.ironmountain.com Q4 2022 Supplemental Financial Information 8

IRON MOUNTAIN
Section III - Operational Metrics

Quarterly Operating Performance

	Q4 2022	Q3 2022	Q4 2021	Y/Y % Change Reported	Constant Currency	Organic Growth (1)
Global RIM Business						
Storage Rental	$656,721	$650,141	$633,241	3.7%	7.4%	8.9%
Service	427,924	440,961	390,662	9.5%	13.4%	14.8%
Total Revenues	$1,084,645	$1,091,102	$1,023,902	5.9%	9.7%	11.2%
Adjusted EBITDA	**$485,563**	**$483,862**	**$446,248**			
Adjusted EBITDA Margin	*44.8 %*	*44.3 %*	*43.6 %*			
Global Data Center Business						
Storage Rental	$98,661	$96,328	$78,787	25.2%	28.2%	28.4%
Service	5,081	3,981	11,439	(55.6)%	(51.2)%	(52.8)%
Total Revenues	$103,742	$100,309	$90,226	15.0%	18.8%	18.2%
Adjusted EBITDA	**$48,678**	**$42,660**	**$38,388**			
Adjusted EBITDA Margin	*46.9 %*	*42.5 %*	*42.5 %*			
Corporate and Other						
Storage Rental	$14,075	$13,900	$13,149	7.0%	9.2%	5.4%
Service	76,587	81,634	32,309	137.0%	148.8%	(1.1)%
Total Revenues	$90,661	$95,534	$45,458	99.4%	107.6%	0.8%
Adjusted EBITDA	**$(62,318)**	**$(57,088)**	**$(53,902)**			
Total Consolidated						
Storage Rental	$769,457	$760,370	$725,177	6.1%	9.7%	11.0%
Service	$509,592	526,575	434,410	17.3%	21.7%	11.8%
Total Revenues	$1,279,049	$1,286,945	$1,159,587	10.3%	14.2%	11.3%
Adjusted EBITDA	**$471,923**	**$469,434**	**$430,734**			
Adjusted EBITDA Margin	*36.9 %*	*36.5 %*	*37.1 %*			

(1) Constant Currency and excluding impact from business acquisitions and divestitures.

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IRON MOUNTAIN
Section III - Operational Metrics

Full Year Operating Performance

	Full Year 2022	Full Year 2021	Y/Y % Change Reported	Y/Y % Change Constant Currency	Organic Growth (1)
Global RIM Business					
Storage Rental	$2,606,721	$2,517,208	3.6%	6.7%	6.8%
Service	1,688,394	1,477,780	14.3%	17.7%	17.7%
Total Revenues	$4,295,115	$3,994,988	7.5%	10.8%	10.8%
Adjusted EBITDA	**$1,887,589**	**$1,709,525**			
Adjusted EBITDA Margin	*43.9 %*	*42.8 %*			
Global Data Center Business					
Storage Rental	$372,208	$289,592	28.5%	31.5%	27.9%
Service	28,917	37,306	(22.5)%	(16.5)%	(18.8)%
Total Revenues	$401,125	$326,898	22.7%	26.2%	22.6%
Adjusted EBITDA	**$175,622**	**$137,349**			
Adjusted EBITDA Margin	*43.8 %*	*42.0 %*			
Corporate and Other					
Storage Rental	$55,094	$63,319	(13.0)%	(11.9)%	7.5%
Service	352,240	106,326	231.3%	244.3%	29.0%
Total Revenues	$407,334	$169,645	140.1%	147.1%	22.1%
Adjusted EBITDA	**$(236,154)**	**$(212,175)**			
Total Consolidated					
Storage Rental	$3,034,023	$2,870,119	5.7%	8.8%	8.9%
Service	2,069,551	1,621,412	27.6%	31.7%	17.6%
Total Revenues	$5,103,574	$4,491,531	13.6%	17.0%	12.1%
Adjusted EBITDA	**$1,827,057**	**$1,634,699**			
Adjusted EBITDA Margin	*35.8 %*	*36.4 %*			

(1) Constant Currency and excluding impact from business acquisitions and divestitures.

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Consolidated Balance Sheets 12/31/2022 12/31/2021 ASSETS Current Assets: Cash and Cash Equivalents $141,797 $255,828 Accounts Receivable, Net 1,174,915 961,419 Prepaid Expenses and Other 230,433 224,020 Total Current Assets $1,547,145 $1,441,267 Property, Plant and Equipment: Property, Plant and Equipment $9,025,765 $8,647,303 Less: Accumulated Depreciation (3,910,321) (3,979,159) Property, Plant and Equipment, Net $5,115,444 $4,668,144 Other Assets, Net: Goodwill $4,882,734 $4,463,531 Customer and Supplier Relationships and Other Intangible Assets 1,423,145 1,181,043 Operating Lease Right-of-Use Assets 2,583,704 2,314,422 Other 588,342 381,624 Total Other Assets, Net $9,477,925 $8,340,620 Total Assets $16,140,514 $14,450,031 LIABILITIES AND EQUITY Current Liabilities: Current Portion of Long-term Debt $87,546 $309,428 Accounts Payable 469,198 369,145 Accrued Expenses and Other Current Liabilities 1,031,910 1,032,537 Deferred Revenue 328,910 307,470 Total Current Liabilities $1,917,564 $2,018,580 Long-term Debt, Net of Current Portion 10,481,449 8,962,513 Long-term Operating Lease Liabilities, Net of Current Portion 2,429,167 2,171,472 Other Long-term Liabilities 317,376 144,053 Deferred Income Taxes 263,005 223,934 Redeemable Noncontrolling Interests 95,160 72,411 Total Long-term Liabilities $13,586,157 $11,574,383 Total Liabilities $15,503,721 $13,592,963 Equity Total Equity $636,793 $857,068 Total Liabilities and Equity $16,140,514 $14,450,031 Section IV - Balance Sheets, Statements of Operations and Reconciliations investors.ironmountain.com Q4 2022 Supplemental Financial Information 11

IRON MOUNTAIN
Section IV - Balance Sheets, Statements of Operations and Reconciliations

Quarterly Consolidated Statements of Operations

	Q4 2022	Q3 2022	Q/Q % Change	Q4 2021	Y/Y % Change
Revenues:					
Storage Rental	$769,457	$760,370	1.2 %	$725,177	6.1 %
Service	509,592	526,575	(3.2)%	434,410	17.3 %
Total Revenues	**$1,279,049**	**$1,286,945**	**(0.6)%**	**$1,159,587**	**10.3 %**
Operating Expenses:					
Cost of Sales (excluding Depreciation and Amortization)	$539,982	$546,041	(1.1)%	$479,078	12.7 %
Selling, General and Administrative	279,161	285,299	(2.2)%	262,461	6.4 %
Depreciation and Amortization	190,649	175,077	8.9 %	173,277	10.0 %
Acquisition and Integration Costs	9,653	5,554	73.8 %	9,349	3.3 %
Restructuring and Other Transformation	38,551	3,382	n/a	76,740	(49.8)%
(Gain) Loss on Disposal/Write-Down of PP&E, Net	(27,144)	(14,170)	91.6 %	(37,720)	(28.0)%
Total Operating Expenses	**$1,030,852**	**$1,001,183**	**3.0 %**	**$963,185**	**7.0 %**
Operating Income (Loss)	**$248,197**	**$285,762**	**(13.1)%**	**$196,402**	**26.4 %**
Interest Expense, Net	136,748	121,767	12.3 %	104,510	30.8 %
Other (Income) Expense, Net	(31,597)	(52,870)	(40.2)%	7,214	n/a
Net Income (Loss) Before Provision (Benefit) for Income Taxes	**$143,046**	**$216,865**	**(34.0)%**	**$84,678**	**68.9 %**
Provision (Benefit) for Income Taxes	17,392	23,934	(27.3)%	23,217	(25.1)%
Net Income (Loss)	**$125,654**	**$192,931**	**(34.9)%**	**$61,461**	**104.4 %**
Less: Net Income (Loss) Attributable to Noncontrolling Interests	3,216	767	n/a	(187)	n/a
Net Income (Loss) Attributable to Iron Mountain Incorporated	**$122,437**	**$192,164**	**(36.3)%**	**$61,648**	**98.6 %**
Net Income (Loss) Per Share Attributable to Iron Mountain Incorporated:					
Basic	$0.42	$0.66	(36.4)%	$0.21	100.0 %
Diluted	$0.42	$0.66	(36.4)%	$0.21	100.0 %
Weighted Average Common Shares Outstanding - Basic	291,227	290,937	0.1 %	290,064	0.4 %
Weighted Average Common Shares Outstanding - Diluted	292,892	292,552	0.1 %	291,811	0.4 %

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Full Year Consolidated Statements of Operations Full Year 2022 Full Year 2021 % Change Revenues: Storage Rental $3,034,023 $2,870,119 5.7 % Service 2,069,551 1,621,412 27.6 % Total Revenues $5,103,574 $4,491,531 13.6 % Operating Expenses: Cost of Sales (excluding Depreciation and Amortization) $2,189,120 $1,887,229 16.0 % Selling, General and Administrative 1,140,577 1,022,559 11.5 % Depreciation and Amortization 727,595 680,422 6.9 % Acquisition and Integration Costs 47,746 12,764 n/a Restructuring and Other Transformation 41,933 206,426 (79.7) % (Gain) Loss on Disposal/Write-Down of PP&E, Net (93,268) (172,041) (45.8) % Total Operating Expenses $4,053,703 $3,637,359 11.4 % Operating Income (Loss) $1,049,871 $854,172 22.9 % Interest Expense, Net 488,014 417,961 16.8 % Other (Income) Expense, Net (69,781) (192,804) (63.8) % Net Income (Loss) Before Provision (Benefit) for Income Taxes $631,638 $629,015 0.4 % Provision (Benefit) for Income Taxes 69,489 176,290 (60.6) % Net Income (Loss) $562,149 $452,725 24.2 % Less: Net Income (Loss) Attributable to Noncontrolling Interests 5,168 2,506 106.2 % Net Income (Loss) Attributable to Iron Mountain Incorporated $556,981 $450,219 23.7 % Net Income (Loss) Per Share Attributable to Iron Mountain Incorporated: Basic $1.92 $1.56 23.1 % Diluted $1.90 $1.55 22.6 % Weighted Average Common Shares Outstanding - Basic 290,812 289,457 0.5 % Weighted Average Common Shares Outstanding - Diluted 292,444 290,975 0.5 % Section IV - Balance Sheets, Statements of Operations and Reconciliations investors.ironmountain.com Q4 2022 Supplemental Financial Information 13

IRON MOUNTAIN
Section IV - Balance Sheets, Statements of Operations and Reconciliations

Quarterly Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Q4 2022	Q3 2022	Q/Q % Change	Q4 2021	Y/Y % Change
Net Income	**$125,654**	**$192,931**	**(34.9)%**	**$61,461**	**104.4 %**
Add / (Deduct):					
Interest Expense, Net	136,748	121,767	12.3 %	104,510	30.8 %
Provision (Benefit) for Income Taxes	17,392	23,934	(27.3)%	23,217	(25.1)%
Depreciation and Amortization	190,649	175,077	8.9 %	173,277	10.0 %
Acquisition and Integration Costs	9,653	5,554	73.8 %	9,349	3.3 %
Restructuring and Other Transformation	38,551	3,382	n/a	76,740	(49.8)%
(Gain) Loss on Disposal/Write-Down of PP&E, Net (Including Real Estate)	(27,144)	(14,170)	91.6 %	(37,720)	(28.0)%
Other (Income) Expense, Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	(34,455)	(56,226)	(38.7)%	3,255	n/a
Stock-Based Compensation Expense	10,938	14,326	(23.7)%	15,088	(27.5)%
Our Share of Adjusted EBITDA Reconciling Items from our Unconsolidated Joint Ventures	3,937	2,859	37.7 %	1,557	152.9 %
Adjusted EBITDA	**$471,923**	**$469,434**	**0.5 %**	**$430,734**	**9.6 %**

Full Year Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Full Year 2022	Full Year 2021	% Change
Net Income	**$562,149**	**$452,725**	24.2 %
Add / (Deduct):			
Interest Expense, Net	488,014	417,961	16.8 %
Provision (Benefit) for Income Taxes	69,489	176,290	(60.6)%
Depreciation and Amortization	727,595	680,422	6.9 %
Acquisition and Integration Costs	47,746	12,764	n/a
Restructuring and Other Transformation	41,933	206,426	(79.7)%
(Gain) Loss on Disposal/Write-Down of PP&E, Net (Including Real Estate)	(93,268)	(172,041)	(45.8)%
Other (Income) Expense, Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	(83,268)	(205,746)	(59.5)%
Stock-Based Compensation Expense	56,861	61,001	(6.8)%
Our Share of Adjusted EBITDA Reconciling Items from our Unconsolidated Joint Ventures	9,806	4,897	100.2 %
Adjusted EBITDA	**$1,827,057**	**$1,634,699**	**11.8 %**

investors.ironmountain.com Q4 2022 Supplemental Financial Information 14

IRON MOUNTAIN
Section IV - Balance Sheets, Statements of Operations and Reconciliations

Quarterly Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share

	Q4 2022	Q3 2022	Q/Q % Change	Q4 2021	Y/Y % Change
Reported EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.42**	**$0.66**	**(36.4)%**	**$0.21**	**100.0 %**
Add / (Deduct):					
Acquisition and Integration Costs	0.03	0.02	73.6 %	0.03	9.9 %
Restructuring and Other Transformation	0.13	0.01	n/a	0.26	(49.4)%
(Gain) Loss on Disposal/Write-Down of PP&E, Net	(0.09)	(0.05)	91.3 %	(0.13)	(28.7)%
Other (Income) Expense, Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	(0.12)	(0.19)	(38.8)%	0.01	n/a
Stock-Based Compensation Expense	0.04	0.05	(23.7)%	0.05	(25.3)%
Non-Cash amortization related to derivative instruments	0.03	—	—	—	—
Tax Impact of Reconciling Items and Discrete Tax Items (1)	(0.02)	(0.01)	34.9 %	(0.01)	85.4 %
Net Income Attributable to Noncontrolling Interests	0.01	—	—	—	—
Adjusted EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.43**	**$0.48**	**(10.4)%**	**$0.43**	**0.2 %**

Full Year Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share

	Full Year 2022	Full Year 2021	% Change
Reported EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$1.90**	**$1.55**	**22.9 %**
Add / (Deduct):			
Acquisition and Integration Costs	0.16	0.04	n/a
Restructuring and Other Transformation	0.14	0.71	(79.8)%
Amortization Related to the Write-Off of Certain Customer Relationship Intangible Assets	0.02	—	—
(Gain) Loss on Disposal/Write-Down of PP&E, Net	(0.31)	(0.59)	(47.6)%
Other (Income) Expense, Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	(0.28)	(0.71)	(59.9)%
Stock-Based Compensation Expense	0.19	0.21	(7.4)%
Non-Cash amortization related to derivative instruments	0.03	—	—
Tax Impact of Reconciling Items and Discrete Tax Items (1)	(0.08)	0.28	(129.8)%
Net Income Attributable to Noncontrolling Interests	0.02	0.01	76.7 %
Adjusted EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$1.79**	**$1.51**	**18.6 %**

(1) The difference between our effective tax rates and our structural tax rate (or adjusted effective tax rates) for the three months and years ended December 31, 2022 and 2021 is primarily due to (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items. Our structural tax rate for purposes of the calculation of Adjusted EPS for the quarters and years ended December 31, 2022 and 2021 was 15.2% and 17.7%, respectively, and quarter ended September 30, 2022 was 16.5%. The Tax Impact of Reconciling Items and Discrete Tax Items is calculated using the current quarter's estimate of the annual structural tax rate for the full year. This may result in the current period adjustment plus prior reported quarterly adjustments not summing to the full year adjustment.

investors.ironmountain.com Q4 2022 Supplemental Financial Information 15

IRON MOUNTAIN
Section IV - Balance Sheets, Statements of Operations and Reconciliations

Quarterly Reconciliation of Net Income (Loss) to FFO and AFFO

	Q4 2022	Q3 2022	Q/Q % Change	Q4 2021	Y/Y % Change
Net Income	**$125,654**	**$192,931**	**(34.9)%**	**$61,461**	**104.4 %**
Add / (Deduct):					
Real Estate Depreciation (1)	78,902	74,652	5.7 %	77,423	1.9 %
(Gain) Loss on Sale of Real Estate, Net of Tax	(29,629)	(15,666)	89.1 %	(36,859)	(19.6)%
Data Center Lease-Based Intangible Assets Amortization (2)	5,106	3,687	38.5 %	10,910	(53.2)%
FFO (Nareit)	**$180,033**	**$255,604**	**(29.6)%**	**$112,935**	**59.4 %**
Add / (Deduct):					
Acquisition and Integration Costs	9,653	5,554	73.8 %	9,349	3.3 %
Restructuring and Other Transformation	38,551	3,382	n/a	76,740	(49.8)%
Loss (Gain) on Disposal/Write-Down of PP&E, Net (Excluding Real Estate)	2,138	2,616	(18.3)%	(861)	n/a
Other (Income) Expense, Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	(34,455)	(56,226)	(38.7)%	3,255	n/a
Stock-Based Compensation Expense	10,938	14,326	(23.7)%	15,088	(27.5)%
Non-Cash amortization related to derivative instruments	9,100	—	—	—	—
Real Estate Financing Lease Depreciation	2,970	3,020	(1.7)%	3,844	(22.7)%
Tax Impact of Reconciling Items and Discrete Tax Items (3)	(5,043)	(5,184)	(2.7)%	(3,586)	40.6 %
Our Share of FFO (Normalized) Reconciling Items from our Unconsolidated Joint Ventures	2,297	223	n/a	(8)	n/a
FFO (Normalized)	**$216,182**	**$223,315**	**(3.2)%**	**$216,757**	**(0.3)%**
Per Share Amounts (Fully Diluted Shares):					
FFO (Nareit)	$0.61	$0.87	(29.9)%	$0.39	56.4 %
FFO (Normalized)	$0.74	$0.76	(2.6)%	$0.74	—
Weighted Average Common Shares Outstanding - Basic	291,227	290,937	0.1 %	290,064	0.4 %
Weighted Average Common Shares Outstanding - Diluted	292,892	292,552	0.1 %	291,811	0.4 %

(1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building improvements, leasehold improvements and racking), excluding depreciation related to real estate financing leases.
(2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets.
(3) Represents the tax impact of (i) the reconciling items above, which impacts our reported net income (loss) before provision (benefit) for income taxes and (ii) other discrete tax items.

investors.ironmountain.com Q4 2022 Supplemental Financial Information 16

IRON MOUNTAIN
Section IV - Balance Sheets, Statements of Operations and Reconciliations

Quarterly Reconciliation of Net Income (Loss) to FFO and AFFO (Continued)

	Q4 2022	Q3 2022	Q/Q % Change	Q4 2021	Y/Y % Change
FFO (Normalized)	**$216,182**	**$223,315**	**(3.2)%**	**$216,757**	**(0.3)%**
Add / (Deduct):					
Non-Real Estate Depreciation	46,486	36,458	27.5 %	36,535	27.2 %
Amortization Expense (1)	45,453	46,764	(2.8)%	36,181	25.6 %
Amortization of Deferred Financing Costs	4,508	4,472	0.8 %	4,078	10.5 %
Revenue Reduction Associated with Amortization of Customer Inducements and Above- and Below-Market Leases	2,587	1,851	39.7 %	2,274	13.8 %
Non-Cash Rent Expense (Income)	6,024	5,522	9.1 %	2,165	178.2 %
Reconciliation to Normalized Cash Taxes	916	7,366	(87.6)%	13,009	(93.0)%
Our Share of AFFO Reconciling Items from our Unconsolidated Joint Ventures	974	1,193	(18.3)%	1,747	(44.2)%
Less:					
Recurring Capital Expenditures	36,340	38,972	(6.8)%	45,714	(20.5)%
AFFO	**$286,791**	**$287,971**	**(0.4)%**	**$267,032**	**7.4 %**
Per Share Amounts (Fully Diluted Shares):					
AFFO Per Share	**$0.98**	**$0.98**	**(0.5)%**	**$0.92**	**7.0 %**
Weighted Average Common Shares Outstanding - Basic	291,227	290,937	0.1 %	290,064	0.4 %
Weighted Average Common Shares Outstanding - Diluted	292,892	292,552	0.1 %	291,811	0.4 %

(1) Includes Customer and Supplier Relationship Value, intake costs, acquisition of customer relationships and other intangibles. Excludes amortization of capitalized commissions.

investors.ironmountain.com Q4 2022 Supplemental Financial Information 17

Full Year Reconciliation of Net Income (Loss) to FFO and AFFO Full Year 2022 Full Year 2021 % Change Net Income $562,149 $452,725 24.2 % Add / (Deduct): Real Estate Depreciation (1) 307,895 307,717 0.1% (Gain) Loss on Sale of Real Estate, Net of Tax (94,059) (142,892) (34.2) % Data Center Lease-Based Intangible Assets Amortization (2) 16,955 42,333 (59.9) % FFO (Nareit) $792,940 $659,883 20.2 % Add / (Deduct): Acquisition and Integration Costs 47,746 12,764 n/a Restructuring and Other Transformation 41,933 206,426 (79.7) % Loss (Gain) on Disposal/Write-Down of PP&E, Net (Excluding Real Estate) 1,564 (4) (141.7) % Other (Income) Expense, Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures (83,268) (205,746) (59.5) % Stock-Based Compensation Expense 56,861 61,001 (6.8) % Non-Cash amortization related to derivative instruments 9,100 — — Real Estate Financing Lease Depreciation 13,197 14,635 (9.8) % Tax Impact of Reconciling Items and Discrete Tax Items (3) (25,190) 56,822 (144.3) % Our Share of FFO (Normalized) Reconciling Items from our Unconsolidated Joint Ventures 2,874 (38) n/a FFO (Normalized) $857,757 $801,996 7.0 % Per Share Amounts (Fully Diluted Shares): FFO (Nareit) $2.71 $2.27 19.6 % FFO (Normalized) $2.93 $2.76 6.4 % Weighted Average Common Shares Outstanding - Basic 290,812 289,457 0.5 % Weighted Average Common Shares Outstanding - Diluted 292,444 290,975 0.5% (1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building improvements, leasehold of improvements and racking), excluding depreciation related to real estate financing leases. (2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets. (3) Represents the tax impact of (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes and (ii) other discrete tax items. Section IV - Balance Sheets, Statements of Operations and Reconciliations investors.ironmountain.com Q4 2022 Supplemental Financial Information 18

IRON MOUNTAIN
Section IV - Balance Sheets, Statements of Operations and Reconciliations

Full Year Reconciliation of Net Income (Loss) to FFO and AFFO (continued)

	Full Year 2022	Full Year 2021	% Change
FFO (Normalized)	**$857,757**	**$801,996**	**7.0 %**
Add / (Deduct):			
Non-Real Estate Depreciation	157,892	142,720	10.6 %
Amortization Expense (1)	191,043	142,278	34.3 %
Amortization of Deferred Financing Costs	18,044	16,548	9.0 %
Revenue Reduction Associated with Amortization of Customer Inducements and Above- and Below-Market Leases	8,119	8,852	(8.3)%
Non-Cash Rent Expense (Income)	19,056	15,256	24.9 %
Reconciliation to Normalized Cash Taxes	(3,622)	27,801	(113.0)%
Our Share of AFFO Reconciling Items from our Unconsolidated Joint Ventures	4,135	4,649	(11.1)%
Less:			
Recurring Capital Expenditures	142,496	148,201	(3.8)%
AFFO	**$1,109,930**	**$1,011,899**	**9.7 %**
Per Share Amounts (Fully Diluted Shares):			
AFFO Per Share	**$3.80**	**$3.48**	**9.1 %**
Weighted Average Common Shares Outstanding - Basic	290,812	289,457	0.5 %
Weighted Average Common Shares Outstanding - Diluted	292,444	290,975	0.5 %

(1) Includes Customer and Supplier Relationship Value, intake costs, acquisition of customer relationships and other intangibles. Excludes amortization of capitalized commissions.

investors.ironmountain.com Q4 2022 Supplemental Financial Information 19

IRON MOUNTAIN
Section V - Storage and Service Reconciliation

Quarterly Storage Rental and Service Business Detail

	Q4 2022	Q3 2022	Q/Q % Change	Q4 2021	Y/Y % Change
Storage Rental Business Detail					
Total Storage Rental Revenue	**$769,457**	**$760,370**	**1.2 %**	**$725,177**	**6.1 %**
Plus: Terminations/Permanent Withdrawal Fees	8,614	8,452	1.9 %	7,763	11.0 %
Total Revenue from Adjusted Storage Rental Activities	**$778,071**	**$768,821**	**1.2 %**	**$732,940**	**6.2 %**
Less: Storage Rental Expenses					
Storage Rent	111,699	105,991	5.4 %	103,695	7.7 %
Storage Rental Labor	6,847	7,302	(6.2)%	5,787	18.3 %
All Other Storage Costs	103,933	114,911	(9.6)%	99,030	5.0 %
Storage Rental Cost of Sales	**$222,479**	**$228,205**	**(2.5)%**	**$208,512**	**6.7 %**
Storage Rental Gross Profit	**$555,591**	**$540,617**	**2.8 %**	**$524,429**	**5.9 %**
Storage Rental Gross Margin	*71.4 %*	*70.3 %*	*110 bps*	*71.6 %*	*-10 bps*
Service Business Detail					
Total Service Revenue	**$509,592**	**$526,575**	**(3.2)%**	**$434,410**	**17.3 %**
Less: Terminations/Permanent Withdrawal Fees	8,614	8,452	1.9 %	7,763	11.0 %
Total Revenue from Adjusted Service Activities	**$500,978**	**$518,124**	**(3.3)%**	**$426,647**	**17.4 %**
Less: Service Expenses					
Service Rent	2,866	4,051	(29.3)%	2,713	5.6 %
Service Labor	195,678	192,435	1.7 %	185,065	5.7 %
All Other Service Costs	118,959	121,350	(2.0)%	82,788	43.7 %
Service Cost of Sales	**$317,502**	**$317,837**	**(0.1)%**	**$270,567**	**17.3 %**
Service Gross Profit	**$183,476**	**$200,288**	**(8.4)%**	**$156,080**	**17.6 %**
Service Gross Margin	*36.6 %*	*38.7 %*	*-200 bps*	*36.6 %*	*0 bps*

investors.ironmountain.com
Q4 2022 Supplemental Financial Information
20

IRON MOUNTAIN
Section V - Storage and Service Reconciliation

Full Year Storage Rental and Service Business Detail

	Full Year 2022	Full Year 2021	% Change
Storage Rental Business Detail			
Total Storage Rental Revenue	**$3,034,023**	**$2,870,119**	**5.7 %**
Plus: Terminations/Permanent Withdrawal Fees	34,168	27,253	25.4 %
Total Revenue from Adjusted Storage Rental Activities	**$3,068,190**	**$2,897,372**	**5.9 %**
Less: Storage Rental Expenses			
Storage Rent	425,401	405,223	5.0 %
Storage Rental Labor	27,842	27,719	0.4 %
All Other Storage Costs	438,125	392,240	11.7 %
Storage Rental Cost of Sales	**$891,367**	**$825,182**	**8.0 %**
Storage Rental Gross Profit	**$2,176,823**	**$2,072,190**	**5.0 %**
Storage Rental Gross Margin	*70.9 %*	*71.5 %*	*-60 bps*
Service Business Detail			
Total Service Revenue	**$2,069,551**	**$1,621,412**	**27.6 %**
Less: Terminations/Permanent Withdrawal Fees	34,168	27,253	25.4 %
Total Revenue from Adjusted Service Activities	**$2,035,384**	**$1,594,159**	**27.7 %**
Less: Service Expenses			
Service Rent	16,904	11,605	45.7 %
Service Labor	779,378	741,897	5.1 %
All Other Service Costs	501,471	308,545	62.5 %
Service Cost of Sales	**$1,297,753**	**$1,062,047**	**22.2 %**
Service Gross Profit	**$737,631**	**$532,112**	**38.6 %**
Service Gross Margin	*36.2 %*	*33.4 %*	*290 bps*

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21

IRON MOUNTAIN
Section VI - Real Estate Metrics

Global Real Estate Portfolio and Lease Obligations

	Global Real Estate Portfolio (1)					
	Owned Facilities		Leased Facilities		Total	
	Buildings	Sq. Ft.	Buildings	Sq. Ft.	Buildings	Sq. Ft.
Total as of 9/30/2022 (2)	249	23,632	1,140	73,064	1,389	96,696
Additions & Expansions	1	51	18	707	20	1,192
Dispositions & Move Outs	(13)	(114)	(15)	(568)	(29)	(1,117)
Total as of 12/31/2022 (3)	**237**	**23,568**	**1,143**	**73,203**	**1,380**	**96,771**
Total %	*17.2 %*	*24.4 %*	*82.8 %*	*75.6 %*		

Top Five Markets Owned, United States (in Sq. Ft.)	
Northern New Jersey	1,947
Chicago	1,282
Boston	1,258
Dallas	966
Houston	917

Top Five Markets Owned, International (in Sq. Ft.)	
Paris, France	807
Montreal, Canada	552
Mexico City, Mexico	452
Toronto, Canada	434
Lima, Peru	434

Facility Lease Expirations (4) (% of total square feet subject to lease)


5.1%
3.8%
4.5%
3.4%
2.3%
2.7%
5.0%
4.4%
5.1%
63.7%
2023
2024
2025
2026
2027
2028
2029
2030
2031
Thereafter

Weighted-Average Remaining Operating Lease Obligation: 12.1 Years

(1) Includes real estate held in consolidated joint ventures.
(2) Reflects adjustments to previous periods due to refinements to real estate basis.
(3) Includes 12 owned data center facilities and 5 leased data center facilities with 2.6M Sq. Ft. and 0.8M Sq. Ft., respectively.
(4) Includes financing and operating lease obligations.

investors.ironmountain.com Q4 2022 Supplemental Financial Information 22

IRON MOUNTAIN
Section VII - Data Center Customer and Portfolio Metrics

Data Center Customer Lease Expiration

Year	Number of Leases Expiring	Total MW Expiring	Percentage of Total MW	Annualized GAAP TCV Rent Expiring	Percentage of TCV Annualized Rent
2023	582	22.3	7.0%	65,831	15.7%
2024	331	17.7	5.6%	48,342	11.5%
2025	251	28.9	9.1%	65,643	15.7%
2026	88	21.8	6.9%	38,298	9.1%
2027	31	8.2	2.6%	17,655	4.2%
2028	28	47.8	15.1%	57,131	13.6%
2029	6	22.3	7.0%	19,605	4.7%
Thereafter	17	147.9	46.7%	106,713	25.5%
Total	**1,334**	**316.9**	**100.0%**	**$419,218**	**100.0%**
WALE:	**5.7 years**				

Data Center Leasing Activity Summary

	Q4 2022				Full Year 2022			
	Transaction Count	GAAP MRR	kW	$ / kW / Month	Transaction Count	GAAP MRR	kW	$ / kW / Month
New/expansion leases signed	56	$1,755	13,657	$129	204	$7,006	66,653	$105
New Built to Suit leases signed	—	—	—	—	2	1,346	72,000	19
Commenced leases	45	522	1,690	309	172	3,391	25,977	131
Renewed leases	128	1,552	7,640	203	568	6,293	27,311	230
Churn	0.2%				3.5%			
Cash Mark to Market	2.7%				2.0%			
GAAP Mark to Market	5.4%				4.3%			

Madrid Data Center Rendering



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Q4 2022 Supplemental Financial Information
23

IRON MOUNTAIN
Section VII - Data Center Customer and Portfolio Metrics

Data Center Operating Portfolio

	Stabilized		Pre-Stabilized		Total	
	Leaseable MW	Leased % by MW	Leaseable MW	Leased % by MW	Leaseable MW	Leased % by MW
Boyers and Other						
WPA-1 and Other	14.2	78.6%	—	—	14.2	78.6%
Phoenix						
AZP-1	41.0	100.0%	—	—	41.0	100.0%
AZP-2	23.0	100.0%	1.0	—	24.0	95.8%
Scottsdale						
AZS-1	5.7	46.5%	—	—	5.7	46.5%
Denver						
DEN-1	11.3	54.8%	—	—	11.3	54.8%
New Jersey						
NJE-1	15.1	100.0%	1.2	8.3%	16.3	93.3%
Northern Virginia						
VA-1	12.4	100.0%	—	—	12.4	100.0%
VA-2	22.0	100.0%	—	—	22.0	100.0%
Amsterdam						
AMS-1	13.1	92.5%	—	—	13.1	92.5%
London						
LON-1	8.7	96.5%	—	—	8.7	96.5%
Frankfurt						
FRA-1	9.0	100.0%	—	—	9.0	100.0%
FRA-2	4.6	100.0%	—	—	4.6	100.0%
Singapore						
SIN-1	6.8	100.0%	—	—	6.8	100.0%
Madrid						
MAD-1	1.0	45.0%	—	—	1.0	45.0%
India						
Web Werks JV	1.5	43.1%	—	—	1.5	43.1%
Total Data Center Properties	**189.4**	**92.6%**	**2.2**	**4.5%**	**191.6**	**91.6%**

Total Potential Capacity - Megawatts

	Q4 2022	Q4 2021
Leasable	191.6	176.4
Under Construction	172.9	55.1
Held for Development	382.6	372.2
Total Data Center Portfolio	**747.1**	**603.6**

investors.ironmountain.com Q4 2022 Supplemental Financial Information 24

IRON MOUNTAIN
Section VII - Data Center Customer and Portfolio Metrics

Data Center Expansion and Development Activity

Project / Facilities	MW Under Construction	MW Pre-leased	% Pre-Leased	Investment in Q4 2022 ($M)	Cumulative Investment ($M)	Total Expected Investment ($M)	Expected Completion	Expected Stabilization	MW Held for Development
Data Center Expansion									
Amsterdam									
AMS-1 Phase 4	5.0	—	—	$0.1	$14.4	$45.0	Q4 2024	Q4 2025	4.6
Phoenix									
AZP-2 Phase 5	6.0	6.0	100.0%	$4.1	$74.5	$95.6	Q4 2023	Q4 2023	—
AZP-2 Phase 6	6.0	6.0	100.0%	$5.4	$26.5	$41.0	Q1 2023	Q4 2023	—
AZP-2 Phase 7	4.5	4.5	100.0%	$12.2	$20.7	$35.0	Q1 2023	Q1 2024	7.5
Northern Virginia									
VA-2 Phase 4	14.0	11.0	78.6%	$38.6	$61.6	$106.0	Q2 2023	Q2 2024	—
New Jersey									
NJE-1 Phase 4	0.5	0.5	100.0%	$0.4	$2.6	$4.8	Q1 2023	Q1 2023	—
NJE-1 Phase 5	4.0	2.5	62.5%	$3.1	$11.9	$34.0	Q2 2023	Q2 2024	4.8
Frankfurt									
FRA-2 Phase 2	5.2	1.6	30.8%	$8.3	$16.5	$70.5	Q4 2023	Q4 2024	0.8
India									
Web Werks JV	0.7	—	—	—	—	—	—	—	1.6
All Other Facilities	—	—	—	—	—	—			14.3
Total Expansion	**45.9**	**32.1**	**70.0%**	**$72.3**	**$228.8**	**$431.9**			**33.6**
New Development									
Phoenix									
AZP-3	—	—	—	—	—	—			36.0
Amsterdam									
AMS-2	—	—	—	—	—	—			10.6
Chicago									
CHI-2	—	—	—	—	—	—			36.0
Frankfurt (1)									
FRA-1 Phase 2	9.0	9.0	100.0%	—	—	—	Q2 2023	Q4 2024	—
FRA-1 Phase 3	9.0	9.0	100.0%	—	—	—	Q2 2023	Q2 2027	—
London									
LON-2 Phase 1	9.0	9.0	100.0%	$44.6	$93.8	$144.1	Q2 2023	Q4 2023	—
LON-2 Phase 2	9.0	9.0	100.0%	$8.4	$19.2	$59.3	Q1 2024	Q4 2024	—
LON-2 Phase 3	9.0	9.0	100.0%	$2.2	$2.4	$61.4	Q4 2024	Q4 2028	—
Madrid									
Madrid future phases	—	—	—	—	—	—	—	—	78.0
Northern Virginia (2)									
VA-4	32.0	32.0	100.0%	$1.1	$1.8	$96.2	Q3 2025	Q3 2025	—
VA-5	40.0	40.0	100.0%	$1.4	$2.0	$109.5	Q2 2025	Q2 2025	—
VA Future Phases									150.0
India (3)									
Web Werks JV	10.0	—	—	—	—	—			38.5
Total New Development	**127.0**	**117.0**	**92.1%**	**$57.6**	**$119.2**	**$470.5**			**349.0**
Total Development	**172.9**	**149.1**	**86.2%**	**$129.9**	**$348.0**	**$902.4**			**382.6**

(1) FRA-1 is an unconsolidated joint venture; construction costs are funded by the Joint Venture with Iron Mountain managing the construction.
(2) VA-4/5 is a consolidated joint venture; construction costs are funded by the Joint Venture with Iron Mountain managing the construction.
(3) Represents an unconsolidated joint venture in India; operating three facilities in three markets, and with land parcels in a further two markets.

investors.ironmountain.com Q4 2022 Supplemental Financial Information 25

IRON MOUNTAIN
Section VIII - Capitalization and Debt Maturity Profile

Capitalization

Revolving Credit Facility and Term Loan A	
Capacity	$2,490,625
Outstanding	$1,312,825
Letters of Credit	$3,824
Remaining Capacity	$1,173,976
Interest Rate Spread (Prime)	0.75 %
Interest Rate Spread (SOFR+CSA)	1.85 %
Weighted Average Interest Rate	6.20 %
Maturity Date	3/18/2027
Credit Facility Fixed Charge Coverage Ratio	2.4x
Net Total Lease-Adjusted Leverage Ratio	5.1x

Total Market Capitalization as of 12/31/2022	
# of Shares Outstanding	290,830
Share Price as of 12/31/22	$49.85
Total Market Capitalization	$14,497,890
Net Debt (1)	$10,508,468
Total Enterprise Value	$25,006,358
Net Debt to Total Enterprise Value	42.0 %
Adjusted EBITDA to Interest Expense	3.5x
Total Enterprise Value to Adjusted EBITDA (2)	13.7x

Fixed vs. Floating Rate Debt


22%
78%
Fixed Rate Debt
Floating Rate Debt

Credit Rating	S&P	Moody's
Corporate	BB-	Ba3
Senior Credit Facility	BB	Ba3
Outlook	Stable	Stable
Latest Update	12/14/2022	12/13/2022

Total Long Term Debt Weighted Average Rates	
Weighted Average Interest	5.2 %
Weighted Average Maturity	6.1 Years
USD denominated	86 %

Debt Maturity Profile ($ in Millions) (3)


$36
$218
$822
$901
$2,263
$1,325
$1,000
$1,300
$1,100
$1,350
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
Revolving Credit Facility and Term Loan A
AUD Term Loan B
USD Term Loan B
Senior Unsecured Notes
Bi-Lateral Loans
A/R Securitization
Mortgage Securitization

(1) Net debt is calculated as current portion of long-term debt of $87.5M plus long-term debt net of current portion of $10,481.4M plus deferred financing costs of $81.3M less cash and cash equivalents of $141.8M.
(2) Total Enterprise Value to Adjusted EBITDA is calculated on a trailing twelve-month basis.
(3) Excludes Deferred Financing Costs, Financing Leases, Notes Payable and Other.

investors.ironmountain.com Q4 2022 Supplemental Financial Information 26

IRON MOUNTAIN
Section IX - Capital Expenditures

Quarterly Capital Expenditures

	Q4 2022	Q3 2022	Q/Q % Change	Q4 2021	Y/Y % Change
Growth:					
Data Center	$196,860	$212,200	(7.2)%	$99,604	97.6 %
Real Estate	66,911	47,519	40.8 %	51,883	29.0 %
Innovation and Other	14,563	9,850	47.8 %	21,633	(32.7)%
Total Growth Capital Expenditures	**$278,335**	**$269,569**	**3.3 %**	**$173,120**	**60.8 %**
Recurring:					
Real Estate	$16,060	$20,622	(22.1)%	$23,634	(32.0)%
Non-Real Estate	12,692	14,608	(13.1)%	15,669	(19.0)%
Data Center	7,588	3,742	102.8 %	6,411	18.4 %
Total Recurring Capital Expenditures	**$36,340**	**$38,972**	**(6.8)%**	**$45,714**	**(20.5)%**
Total Growth and Recurring Capital Expenditures	**$314,675**	**$308,541**	**2.0 %**	**$218,834**	**43.8 %**
Net Change in Prepaid and Accrued Capital Expenditures	(36,098)	(41,960)	(14.0)%	(26,728)	35.1 %
Total Cash Paid for Growth and Recurring Capital Expenditures	**$278,577**	**$266,581**	**4.5 %**	**$192,106**	**45.0 %**

Full Year Capital Expenditures

	Full Year 2022	Full Year 2021	% Change
Growth:			
Data Center	$592,875	$308,701	92.1 %
Real Estate	181,285	112,441	61.2 %
Innovation and Other	45,371	37,078	22.4 %
Total Growth Capital Expenditures	**$819,531**	**$458,220**	**78.9 %**
Recurring:			
Real Estate	$60,354	$67,032	(10.0)%
Non-Real Estate	65,134	67,822	(4.0)%
Data Center	17,008	13,347	27.4 %
Total Recurring Capital Expenditures	**$142,496**	**$148,201**	**(3.8)%**
Total Growth and Recurring Capital Expenditures	**$962,027**	**$606,421**	**58.6 %**
Net Change in Prepaid and Accrued Capital Expenditures	(86,649)	4,661	n/a
Total Cash Paid for Growth and Recurring Capital Expenditures	**$875,378**	**$611,082**	**43.3 %**

TTM Recurring Capex as a % of Revenue (excl. Data Center)


3.2%
3.2%
3.0%
3.0%
2.7%
Q4 2021
Q1 2022
Q2 2022
Q3 2022
Q4 2022

TTM Data Center Recurring CapEx as a % of Data Center Revenue


4.1%
4.2%
4.3%
4.1%
4.2%
Q4 2021
Q1 2022
Q2 2022
Q3 2022
Q4 2022

investors.ironmountain.com
Q4 2022 Supplemental Financial Information
27

Non-GAAP Measures and Definitions Non-GAAP measures are supplemental metrics designed to enhance our disclosures and to provide additional information that we believe to be important for investors to consider when evaluating our financial performance. These non-GAAP measures should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”), such as operating income, income (loss) from continuing operations, net income (loss) or cash flows from operating activities from continuing operations (as determined in accordance with GAAP). SRP FLS Statement: We have made statements in this Supplemental Financial Information that constitute "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements concern our current expectations regarding our future results from operations, economic performance, financial condition, goals, strategies, investment objectives, plans and achievements. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors, and you should not rely upon them except as statements of our present intentions and of our present expectations, which may or may not occur. When we use words such as “believes”, “expects”, “anticipates”, “estimates”, “plans”, “intends”, “pursue”, “will” or similar expressions, we are making forward-looking statements. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) our ability or inability to execute our strategic growth plan, including our ability to invest according to plan, grow our businesses (including through joint ventures), incorporate alternative technologies into our offerings, achieve satisfactory returns on new product offerings, continue our revenue management, expand and manage our global operations, complete acquisitions on satisfactory terms, integrate acquired companies efficiently and transition to more sustainable sources of energy; (ii) changes in customer preferences and demand for our storage and information management services, including as a result of the shift from paper and tape storage to alternative technologies that require less physical space; (iii) the impact of our distribution requirements on our ability to execute our business plan; (iv) the costs of complying with and our ability to comply with laws, regulations and customer requirements, including those relating to data privacy and cybersecurity issues, as well as fire and safety and environmental standards; (v) the impact of attacks on our internal information technology (“IT”) systems, including the impact of such incidents on our reputation and ability to compete and any litigation or disputes that may arise in connection with such incidents; (vi) our ability to fund capital expenditures; (vii) our ability to remain qualified for taxation as a real estate investment trust for United States federal income tax purposes (“REIT”); (viii) changes in the political and economic environments in the countries in which we operate and changes in the global political climate; (ix) our ability to raise debt or equity capital and changes in the cost of our debt; (x) our ability to comply with our existing debt obligations and restrictions in our debt instruments; (xi) the impact of service interruptions or equipment damage and the cost of power on our data center operations; (xii) the cost or potential liabilities associated with real estate necessary for our business; (xiii) unexpected events, including those resulting from climate change or geopolitical events, could disrupt our operations and adversely affect our reputation and results of operations; (xiv) failures to implement and manage new IT systems; (xv) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xvi) the other risks described in our periodic reports filed with the SEC, including under the caption “Risk Factors” in Part I, Item 1A of our Annual Report. Except as required by law, we undertake no obligation to update any forward-looking statements appearing in this Supplemental Financial Information. Acquisition and Integration Costs: We define Acquisition and Integration Costs as operating expenditures directly associated with the closing and integration activities of our business acquisitions that have closed, or are highly probable of closing, and include (i) advisory, legal and professional fees to complete business acquisitions and (ii) costs to integrate acquired businesses into our existing operations, including move, severance, and system integration costs. Adjusted Earnings Per Share, or Adjusted EPS: We define Adjusted EPS as reported earnings per share fully diluted from net income (loss) attributable to Iron Mountain Incorporated (inclusive of our share of adjusted losses (gains) from our unconsolidated joint ventures) and excluding certain items, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring and other transformation; (iii) Amortization related to the write-off of certain customer relationship intangible assets; (iv) (Gain) loss on disposal/write-down of property, plant and equipment, net (including real estate); (v) Other (income) expense, net; (vi) Stock-based compensation expense; (vii) Non-cash amortization related to derivative instruments; and (viii) Tax impact of reconciling items and discrete tax items. We do not believe these excluded items to be indicative of our ongoing operating results, and they are not considered when we are forecasting our future results. We believe Adjusted EPS is of value to our current and potential investors when comparing our results from past, present and future periods. Non-Cash Amortization of Derivative Instruments: Includes amortization on instruments such as cross-currency swap agreements designated as a hedge of net investment. Adjusted EBITDA and Adjusted EBITDA Margin: We define Adjusted EBITDA as net income (loss) before interest expense, net, provision (benefit) for income taxes, depreciation and amortization (inclusive of our share of Adjusted EBITDA from our unconsolidated joint ventures), and excluding certain items we do not believe to be indicative of our core operating results, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring and other transformation; (iii) (Gain) loss on disposal/write-down of property, plant and equipment, net (including real estate); (iv) Other (income) expense, net; and (v) Stock-based compensation expense. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenues. We use multiples of current or projected Adjusted EBITDA in conjunction with our discounted cash flow models to determine our estimated overall enterprise valuation and to evaluate acquisition targets. We believe Adjusted EBITDA and Adjusted EBITDA Margin provide our current and potential investors with relevant and useful information regarding our ability to generate cash flows to support business investment. These measures are an integral part of the internal reporting system we use to assess and evaluate the operating performance of our business. Adjusted Funds From Operations, or AFFO: We define adjusted funds from operations or AFFO as FFO (Normalized) (1) excluding (i) non-cash rent expense (income), (ii) depreciation on non-real estate assets, (iii) amortization expense associated with customer and supplier relationship value, intake costs, acquisitions of customer relationships and other intangibles (other than capitalized internal commissions), (iv) amortization of deferred financing costs and debt discount/ premium, (v) revenue reduction associated with amortization of customer inducements and above- and below-market data center leases, and (vi) the impact of reconciling to normalized cash taxes, and (2) including recurring capital expenditures. We also adjust for these items to the extent Section X - Appendix and Definitions investors.ironmountain.com Q4 2022 Supplemental Financial Information 28

attributable to our portion of unconsolidated ventures. We believe that AFFO, as a widely recognized measure of operations of REITs, is helpful to investors as a meaningful supplemental comparative performance measure to other REITs, including on a per share basis. AFFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) or cash flows from operating activities (as determined in accordance with GAAP). AFFO per share: Calculated as AFFO divided by weighted-average fully-diluted shares outstanding. Funds From Operations, FFO (Nareit), and FFO (Normalized): Funds from operations ("FFO") is defined by the National Association of Real Estate Investment Trusts as net income (loss) excluding depreciation on real estate assets, losses and gains on sale of real estate, net of tax, and amortization of data center leased-based intangibles (“FFO (Nareit)”). We calculate our FFO measures, including FFO (Nareit), adjusting for our share of reconciling items from our unconsolidated joint ventures. FFO (Nareit) does not give effect to real estate depreciation because these amounts are computed, under GAAP, to allocate the cost of a property over its useful life. Because values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, we believe that FFO (Nareit) provides investors with a clearer view of our operating performance. Our most directly comparable GAAP measure to FFO (Nareit) is net income (loss). We modify FFO (Nareit), as is common among REITs seeking to provide financial measures that most meaningfully reflect their particular business ("FFO (Normalized)"). Our definition of FFO (Normalized) excludes certain items included in FFO (Nareit) that we believe are not indicative of our core operating results, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring and other transformation; (iii) (Gain) Loss on disposal/write-down of property, plant and equipment, net (excluding real estate); (iv) Other expense (income), net; (v) Stock-based compensation expense; (vi) Non-cash amortization related to derivative instruments; (vii) Real estate financing lease depreciation; and (viii) Tax impact of reconciling items and discrete tax items. FFO (Normalized) per share: FFO (Normalized) divided by weighted-average fully-diluted shares outstanding. Terminations/Permanent Withdrawal Fees: Revenue from the preparation, documentation, and permanent withdrawal of records. Business Segments: Global Record and Information Management ("Global RIM") Business: Provides (i) storage of physical records and healthcare information services, vital records services, courier operations, and the collection, handling and disposal of sensitive documents (“Records Management”) for customers in 60 countries around the globe, (ii) storage and rotation of backup computer media as part of corporate disaster recovery plans, including service and courier operations, server and computer backup services; and related services offerings (“Data Management”), (iii) Global Digital Solutions, which develops, implements and supports comprehensive storage and information management solutions for the complete lifecycle of our customers’ information, including the management of physical records, conversion of documents to digital formats and digital storage of information, (iv) secure shredding services through a combination of shredding facilities and mobile shredding units consisting of custom-built trucks, which is a natural extension of our hardcopy records management operations, completing the lifecycle of a record, and includes the scheduled pick-up of office records that customers accumulate in specially designed secure containers we provide; (v) entertainment and media services which help industry clients store, safeguard and deliver physical media of all types, and provides digital content repository systems that house, distribute, and archive key media assets (“Entertainment Services”) and (vi) on-demand, valet storage for consumers through a strategic partnership that utilizes data analytics and machine learning to provide effective customer acquisition and a convenient and seamless consumer storage experience. Global Data Center Business: Provides enterprise-class data center facilities and hyperscale-ready capacity to protect mission-critical assets and ensure the continued operation of our customers’ IT infrastructure, with secure, reliable and flexible data center options. Corporate and Other: Consists primarily of our Fine Arts and asset lifecycle management ("ALM") businesses and other corporate items. Our Fine Arts business provides technical expertise in the handling, installation and storing of art (“Fine Arts”). Our ALM business provides hyperscale and corporate IT infrastructure managers with services and solutions that enable the decommissioning, data erasure processing, and disposition or sale of IT hardware and component assets. ALM services are enabled by: secure logistics, chain of custody and complete asset traceability practices, environmentally-responsible asset processing and recycling, and data sanitization and asset refurbishment services that enable value recovery through asset remarketing. Our ALM service focuses on protecting and eradicating customer data while maintaining strong, auditable, and transparent chain of custody practices. Corporate and Other also includes costs related to executive and staff functions, including finance, human resources and IT, which benefit the enterprise as a whole. Capital Expenditures and Investments: Our business requires capital expenditures to support our expected storage rental revenue and service revenue growth and ongoing operations, new products and services and increased profitability. The majority of our capital goes to support business line growth and our ongoing operations. Additionally, we invest capital to acquire or construct real estate. We also expend capital to support the development and improvement of products and services and projects designed to increase our profitability. These expenditures are generally discretionary in nature. We categorize our capital expenditures as follows: Growth Investment: Data Center - Expenditures primarily related to investments in the construction of data center facilities (including the acquisition of land), as well as investments to drive revenue growth, expand capacity or achieve operational or cost efficiencies. Real Estate - Expenditures primarily related to investments in land, buildings, building improvements, leasehold improvements and racking structures to grow our revenues, extend the useful life of an asset or achieve operational or cost efficiencies. Section X - Appendix and Definitions investors.ironmountain.com Q4 2022 Supplemental Financial Information 29

Innovation and Other - Discretionary capital expenditures for significant new products and services as well as computer hardware and software to support new products and services or to achieve operational or cost efficiencies. Restructuring and other transformation costs, including Project Matterhorn and Project Summit, and integration costs of acquisitions are also included. Recurring: Real Estate - Expenditures primarily related to the replacement of components of real estate assets such as buildings, building improvements, leasehold improvements and racking structures. Non-Real Estate - Expenditures primarily related to the replacement of containers and shred bins, warehouse equipment, fixtures, computer hardware, or third-party or internally-developed software assets that support the maintenance of existing revenues or avoidance of an increase in costs. Data Center - Expenditures related to the replacement of equivalent components and overall maintenance of existing data center assets. Constant Currency: Adjusts results to normalize FX impacts across comparable periods. Data Center Business Definitions Leaseable MW - Represents the amount of critical power capacity available for customer use, measured in megawatts (MW). Leased % Calculation - Calculated as the megawatts under contract divided by the leasable megawatts. Monthly Recurring Revenue (MRR) - Defined as recurring contractual revenue under existing commenced customer leases, including rent, power, and other recurring data center services. Pre-leased - A lease on data center capacity that is signed before construction has completed. Pre-Stabilized - A building recently placed in service which has not yet reached 85% leased or 24 months in service. Rental Churn Rate - Represents data center leases which are not renewed or are terminated during the period. Rental churn is calculated based on the MRR terminated in the period, compared with total MRR at the beginning of the period. TCV - “Total Contract Value” represents total revenue contracted for active contracts through the contract term, not including renewals or extensions, but including fixed power charges. Total potential MW - Total amount of existing and planned critical power capacity at full build-out, measured in megawatts. WALE - “Weighted Average Lease Expiry” (in years) is calculated on a revenue basis, using annual GAAP revenue of all in-place contracts, excluding utility reimbursements. Credit Facility Fixed Charge Coverage Ratio: Calculated as last twelve months EBITDAR divided by scheduled amortization, interest expense related to outstanding debt and preferred equity, if any, and rent expenses. Net Lease-Adjusted Leverage Ratio: Calculated as net debt, including the capitalized value of lease obligations, plus six times rent expenses divided by EBITDAR. EBITDAR: Calculated as the last 12 months' earnings before interest, taxes, depreciation and amortization and rent expense (“EBITDAR”) of our consolidated subsidiaries, other than those we have designated as “Unrestricted Subsidiaries” as defined in our Credit Agreement, subject to certain adjustments and exclusions, which make the calculation of financial performance for purposes of EBITDAR calculations not directly comparable to our presentation of Adjusted EBITDA. Organic Revenue Growth: Our organic revenue growth rate, represents the year-over-year growth rate of our revenues excluding the impact of business acquisitions, divestitures and foreign currency exchange rate fluctuations. Our organic revenue growth rates includes the impact of acquisitions of customer relationships. Records Management Retention Rate: Calculated as one minus the result of dividing the total number of cubic feet of records removed from inventory due to customer terminations and destructions in a one-year period by the total number of cubic feet of records in storage at the beginning of the period. Storage Rev/NOI per Sq. Ft.: Calculated as storage revenue (or storage net operating income (NOI)) divided by the quarterly building square foot average for storage products. Service Profit and Margin: The Gross Profit and Margin attributable to the global service business. Calculated as follows: Total Revenues from Adjusted Service Activities - Service Cost of Sales = Service Gross Profit ($) / Total Revenues from Adjusted Service Activities = Service Gross Margin (%) Storage Net Operating Income, or Storage NOI: Storage NOI is defined as revenue from rental activities (storage rental revenue, termination fees and permanent withdrawal fees) less storage rental costs. Storage rental costs include facility costs (excluding rent), storage rental labor, other storage costs and allocated overhead. Storage NOI is commonly used in the REIT industry and enables investors to understand and value the income generated from the company’s real estate. Storage Profit and Margin: Gross Profit and Margin attributable to the global storage business. Calculated as follows: Total Revenue from Adjusted Storage Rental Activities Section X - Appendix and Definitions investors.ironmountain.com Q4 2022 Supplemental Financial Information 30

- Storage Rental Cost of Sales = Storage Rental Gross Profit ($) / Total Revenue from Adjusted Storage Rental Activities = Storage Rental Gross Margin (%) Tax Rates: Effective Tax Rate - GAAP tax rate for the period calculated as tax expense or benefit for the quarter (total of current and deferred tax provisions), including discrete items, and divided by profit before tax for the period. Structural Tax Rate - Estimated tax rate for the full fiscal year calculated based on forecasted ordinary income and forecasted tax expense/benefit excluding any significant unusual or infrequently occurring items (i.e., discrete items) and items recognized net of tax on the financials (i.e., discontinued operations). Total Storage Volume: Iron Mountain’s comprehensive portfolio of physical storage, including Global RIM and Corporate and Other calculated on an absolute basis in cubic feet. Section X - Appendix and Definitions investors.ironmountain.com Q4 2022 Supplemental Financial Information 31